UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 13, 2023

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117
(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2023, US Lighting Group, Inc. held its 2023 annual meeting of shareholders. At the meeting, our shareholders voted on two proposals:

1.	A proposal to elect three directors to our board to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. Our current board members stood for reelection: Anthony Corpora, Patricia A. Salaciak and Olga Smirnova.

2.	A proposal to ratify the appointment of the accounting firm of BF Borgers CPA PC to serve as our independent registered public accounting firm for 2023.

Both proposals, and all of the director nominees, received 52,172,130 votes for the proposal, representing 100% of the votes cast at the meeting and approximately 51.3% of the votes eligible to be cast at the meeting. As a result, both proposals passed. There were no votes cast against or withheld from any of the proposals, and no abstentions or broker non-votes.

The materials presented by management at the meeting are included with this Current Report on Form 8-K as Exhibit 99.1. The presentation materials as well as a recording of the annual meeting are also available on our website at https://uslightinggroup.com/investor-relations/ (the passcode for the presentation is Q7p#cHc3).

Item 9.01 Financial Statements and Exhibits.

99.1	Presentation Given by Management at the US Lighting Group, Inc. Shareholders Meeting Held June 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated June 15, 2023	/s/ Anthony Corpora
By Anthony Corpora
Chief Executive Officer

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